Exhibit 1.01

AMETEK, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2021

The report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

AMETEK’s products are “DRC Conflict Undeterminable.” The report presented herein is not audited.

Overview

AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process, and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

The electronic instruments and electromechanical products we manufacture are numerous and many are complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 17,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves, procure these minerals far removed from the actual source, making it difficult to determine the 3TG country of origin, chain of custody, and whether these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

In 2021 AMETEK continued the previous year’s focus on suppliers providing at least $300K of parts annually. To determine whether necessary 3TGs in products originated in Covered Countries, AMETEK retained Assent Compliance (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks. AMETEK provided a list composed of suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager (“ACM”).

During the supplier survey, AMETEK contacted suppliers via the ACM, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment, and management. The ACM also provides functionality that meets the OECD Guidance process expectations

Exhibit 1.01

by evaluating the quality of each supplier response. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.
Via the Assent Compliance Manager and Assent team, AMETEK requested that all suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the ACM for future reporting and transparency. AMETEK directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to Assent.
All submitted declaration forms are accepted so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, AMETEK tracks program gaps to account for future improvement opportunities. AMETEK will continue to diligently pursue receipt of satisfactory and conclusive details regarding the supply chain of conflict minerals our Suppliers are providing to us. For the period ending December 31, 2021, our CFM efforts resulted in the following Conflict Minerals Metrics for our entire organization, regardless of supplier spend.

2021 CFM Status by Spend
CONFLICT FREE	6%
EXEMPT	63%
UNDETERMINABLE	24%
UNKNOWN	7%
For the next reporting year (2022 production), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the goal of achieving a conflict-free supply chain. The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach and results for the 2021 production year.

Conflict-free Minerals Due Diligence Program

Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organisation of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.Establish strong company management systems
2.Identify and assess risk in the supply chain
3.Design and implement a strategy to respond to identified risk
4.Carry out independent 3rd party audit of the supply chain (e.g., audit high risk suppliers or smelters)
5.Report on supply chain due diligence internally to management

Exhibit 1.01

To identify and assess risks associated with CFM we begin with careful filtering of our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. A categorization of suppliers and individual components purchased is in place that results in every purchased item having a CFM status assigned. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources.

Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our 156 factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. For the 2021 production year, AMETEK continued to employ Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that AMETEK will undertake with suppliers and/or respective stakeholders in regard to conflict minerals.

An additional data gathering challenge has been to obtain complete CFM data from companies that currently are not part of the direct SEC reporting regulations. Included in this Group are Smelters/Refiners, Distributors, and private or internationally based companies. For the 2021 production year, AMETEK chose to continue to focus on our Tier 2 supply, defined as suppliers providing at least $300K of parts annually. This allowed us to strategically align our efforts to a controlled number of companies in the best position to participate in our CFM data gathering efforts. Our process to address non-responders contained specific escalation procedures including business unit meetings with corporate management until an appropriate supplier response was received. Additionally, AMETEK employed Assent to assist with gathering supplier CFM Templates and confirmation of the validity of their Smelter lists. After considerable effort, we have received CFM responses from 980 of our Tier 2 suppliers. For 2021, the key metrics from our Tier 2 group of suppliers are as follows:

2021 Tier 2 CFM Status by Spend
CONFLICT FREE	7%
EXEMPT	63%
UNDETERMINABLE	30%
UNKNOWN	0%

Conclusions and Expected Next Steps

To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, the validation of outside consultants, and/or reviews of publicly available information. We have a total of 333 legitimate and known smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2021 (see Appendix I). AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.

Exhibit 1.01

Caution Concerning Forward-looking Statements

Certain statements in this report maybe "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Exhibit 1.01

Appendix I: Smelter List

#	Metal	Smelter Reference List	Smelter Name
1	Gold	CID000077	Argor-Heraeus S.A.
2	Gold	CID000090	Asaka Riken Co., Ltd.
3	Tungsten	CID000004	A.L.M.T. Corp.
4	Tungsten	CID002641	China Molybdenum Co., Ltd.
5	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.
6	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
7	Gold	CID000823	Japan Mint
8	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao
9	Tin	CID000292	Alpha
10	Tin	CID000309	Smelter Not Listed
11	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.
12	Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.
13	Gold	CID000920	Asahi Refining USA Inc.
14	Gold	CID000924	Asahi Refining Canada Ltd.
15	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.
16	Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
17	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC
18	Gold	CID000957	Kazzinc
19	Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.
20	Gold	CID001938	Tokuriki Honten Co., Ltd.
21	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
22	Gold	CID001352	PAMP S.A.
23	Gold	CID001386	Prioksky Plant of Non-Ferrous Metals
24	Gold	CID001955	Torecom
25	Tantalum	CID001969	Ulba Metallurgical Plant JSC
26	Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.
27	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna
28	Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
29	Tungsten	CID000105	Kennametal Huntsville
30	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.
31	Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.
32	Gold	CID001993	United Precious Metal Refining, Inc.
33	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.
34	Gold	CID002516	Singway Technology Co., Ltd.
35	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.
36	Tin	CID001337	Operaciones Metalurgicas S.A.
37	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
38	Gold	CID002778	WIELAND Edelmetalle GmbH
39	Tungsten	CID002845	Moliren Ltd.
40	Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
41	Tantalum	CID002539	KEMET Blue Metals
42	Tantalum	CID001508	QuantumClean
43	Tin	CID001399	PT Artha Cipta Langgeng
44	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining
45	Gold	CID002515	Fidelity Printers and Refiners Ltd.
46	Gold	CID002525	Shandong Humon Smelting Co., Ltd.
47	Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.
48	Gold	CID003185	African Gold Refinery
49	Gold	CID003186	Gold Coast Refinery
50	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.
51	Gold	CID000082	Asahi Pretec Corp.
52	Gold	CID000113	Aurubis AG
53	Gold	CID000929	JSC Uralelectromed
54	Tin	CID002816	Smelter Not Listed
55	Tin	CID003205	PT Bangka Serumpun
56	Tin	CID003208	Pongpipat Company Limited
57	Tungsten	CID002541	H.C. Starck Tungsten GmbH
58	Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)
59	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.
60	Gold	CID000956	Kazakhmys Smelting LLC
61	Gold	CID000015	Advanced Chemical Company
62	Gold	CID000522	Refinery of Seemine Gold Co., Ltd.
63	Gold	CID001236	Navoi Mining and Metallurgical Combinat
64	Gold	CID001029	Kyrgyzaltyn JSC
65	Gold	CID001032	L'azurde Company For Jewelry
66	Tin	CID001477	PT Timah Tbk Kundur
67	Tin	CID001482	PT Timah Tbk Mentok
68	Tantalum	CID002544	H.C. Starck Co., Ltd.
69	Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH
70	Tin	CID001305	Novosibirsk Processing Plant Ltd.
71	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
72	Tin	CID001457	Smelter Not Listed
73	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.
74	Tantalum	CID002548	H.C. Starck Inc.
75	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
76	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH
77	Tin	CID001486	PT Timah Nusantara
78	Tin	CID001490	PT Tinindo Inter Nusa
79	Gold	CID001498	PX Precinox S.A.
80	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.
81	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.
82	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
83	Tin	CID002835	PT Menara Cipta Mulia
84	Tin	CID001493	Smelter Not Listed
85	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
86	Tin	CID001758	Soft Metais Ltda.
87	Gold	CID002100	Yamakin Co., Ltd.
88	Gold	CID002588	Shirpur Gold Refinery Ltd.
89	Gold	CID001761	Solar Applied Materials Technology Corp.
90	Tungsten	CID002833	ACL Metais Eireli
91	Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.
92	Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.
93	Gold	CID000694	Heimerle + Meule GmbH
94	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.
95	Gold	CID000019	Aida Chemical Industries Co., Ltd.
96	Gold	CID001397	PT Aneka Tambang (Persero) Tbk
97	Tin	CID001402	Smelter Not Listed
98	Gold	CID002605	Korea Zinc Co., Ltd.
99	Gold	CID002615	TOO Tau-Ken-Altyn
100	Tungsten	CID002649	Hydrometallurg, JSC
101	Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.
102	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.
103	Gold	CID000264	Chugai Mining
104	Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.
105	Tungsten	CID000568	Global Tungsten & Powders Corp.
106	Tungsten	CID003388	KGETS Co., Ltd.
107	Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
108	Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.
109	Tungsten	CID003407	Lianyou Metals Co., Ltd.
110	Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"
111	Tin	CID003409	Precious Minerals and Smelting Limited
112	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
113	Gold	CID000233	Chimet S.p.A.
114	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.
115	Gold	CID000814	Istanbul Gold Refinery
116	Tantalum	CID001869	Taki Chemical Co., Ltd.
117	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
118	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.
119	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.
120	Tantalum	CID000460	F&X Electro-Materials Ltd.
121	Tin	CID000448	Estanho de Rondonia S.A.
122	Tin	CID000468	Fenix Metals
123	Gold	CID000707	Heraeus Metals Hong Kong Ltd.
124	Tin	CID002696	Smelter Not Listed

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
125	Tin	CID002706	Resind Industria e Comercio Ltda.
126	Tin	CID002703	An Vinh Joint Stock Mineral Processing Company
127	Tantalum	CID002707	Resind Industria e Comercio Ltda.
128	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
129	Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
130	Gold	CID001555	Samduck Precious Metals
131	Gold	CID001562	Samwon Metals Corp.
132	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG
133	Gold	CID000778	HwaSeong CJ CO., LTD.
134	Gold	CID001259	Nihon Material Co., Ltd.
135	Tantalum	CID001891	Telex Metals
136	Tin	CID001898	Thaisarco
137	Tin	CID001460	PT Refined Bangka Tin
138	Tin	CID001468	PT Stanindo Inti Perkasa
139	Gold	CID000189	Cendres + Metaux S.A.
140	Gold	CID000197	Yunnan Copper Industry Co., Ltd.
141	Gold	CID000359	DSC (Do Sung Corporation)
142	Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant
143	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
144	Gold	CID001534	Royal Canadian Mint
145	Tin	CID001539	Rui Da Hung
146	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.
147	Gold	CID001153	Metalor Technologies S.A.
148	Tin	CID002478	Smelter Not Listed
149	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
150	Gold	CID001810	Smelter Not Listed
151	Gold	CID002129	Yokohama Metal Co., Ltd.
152	Gold	CID002582	REMONDIS PMR B.V.
153	Gold	CID002584	Fujairah Gold FZC
154	Gold	CID002587	Industrial Refining Company
155	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.
156	Gold	CID001157	Metalor USA Refining Corporation
157	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.
158	Tin	CID001406	PT Babel Surya Alam Lestari
159	Tin	CID001453	PT Mitra Stania Prima
160	Gold	CID003421	C.I Metales Procesados Industriales SAS
161	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant
162	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant
163	Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
164	Gold	CID000176	C. Hafner GmbH + Co. KG
165	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.
166	Tungsten	CID002044	Wolfram Bergbau und Hutten AG

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
167	Gold	CID002606	Marsam Metals
168	Tin	CID003381	PT Rajawali Rimba Perkasa
169	Gold	CID003382	CGR Metalloys Pvt Ltd.
170	Gold	CID003383	Sovereign Metals
171	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
172	Gold	CID002314	Umicore Precious Metals Thailand
173	Gold	CID002312	Guangdong Jinding Gold Limited
174	Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.
175	Gold	CID000689	LT Metal Ltd.
176	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.
177	Tantalum	CID002558	Global Advanced Metals Aizu
178	Gold	CID002567	Sudan Gold Refinery
179	Gold	CID003189	NH Recytech Company
180	Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company
181	Gold	CID002560	Al Etihad Gold Refinery DMCC
182	Gold	CID002561	Emirates Gold DMCC
183	Tin	CID003387	Luna Smelter, Ltd.
184	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.
185	Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.
186	Tungsten	CID000825	Japan New Metals Co., Ltd.
187	Tin	CID001070	China Tin Group Co., Ltd.
188	Tantalum	CID001076	LSM Brasil S.A.
189	Gold	CID001078	LS-NIKKO Copper Inc.
190	Gold	CID001188	Mitsubishi Materials Corporation
191	Tin	CID001191	Mitsubishi Materials Corporation
192	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.
193	Gold	CID001546	Sabin Metal Corp.
194	Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
195	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
196	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.
197	Gold	CID002562	International Precious Metal Refiners
198	Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH
199	Gold	CID003348	Dijllah Gold Refinery FZC
200	Gold	CID003497	K.A. Rasmussen
201	Tungsten	CID003553	Artek LLC
202	Tungsten	CID003612	OOO “Technolom” 2
203	Tungsten	CID003614	OOO “Technolom” 1
204	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
205	Tungsten	CID002589	Niagara Refining LLC
206	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
207	Tin	CID001463	Smelter Not Listed
208	Gold	CID002003	Valcambi S.A.
209	Tin	CID002517	O.M. Manufacturing Philippines, Inc.
210	Gold	CID000493	OJSC Novosibirsk Refinery
211	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
212	Tin	CID002455	CV Venus Inti Perkasa
213	Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
214	Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company
215	Tungsten	CID000966	Kennametal Fallon
216	Gold	CID000969	Kennecott Utah Copper LLC
217	Gold	CID002580	T.C.A S.p.A
218	Gold	CID002893	JALAN & Company
219	Gold	CID002850	AU Traders and Refiners
220	Gold	CID000981	Kojima Chemicals Co., Ltd.
221	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.
222	Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.
223	Gold	CID002459	Geib Refining Corporation
224	Gold	CID002708	Abington Reldan Metals, LLC
225	Tungsten	CID002724	Unecha Refractory metals plant
226	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.
227	Gold	CID001512	Rand Refinery (Pty) Ltd.
228	Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.
229	Tantalum	CID001769	Solikamsk Magnesium Works OAO
230	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.
231	Gold	CID003461	Augmont Enterprises Private Limited
232	Gold	CID002863	Bangalore Refinery
233	Gold	CID003463	Kundan Care Products Ltd.
234	Tin	CID003524	CRM Synergies
235	Gold	CID003548	MD Overseas
236	Gold	CID003615	WEEEREFINING
237	Tungsten	CID003609	Fujian Xinlu Tungsten
238	Gold	CID003617	Value Trading
239	Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.
240	Tungsten	CID003416	NPP Tyazhmetprom LLC
241	Tungsten	CID003417	GEM Co., Ltd.
242	Tin	CID001428	Smelter Not Listed
243	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
244	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
245	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
246	Gold	CID000855	Jiangxi Copper Co., Ltd.
247	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.
248	Gold	CID001056	Lingbao Gold Co., Ltd.
249	Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
250	Tin	CID001105	Malaysia Smelting Corporation (MSC)
251	Gold	CID001113	Materion
252	Gold	CID001119	Matsuda Sangyo Co., Ltd.
253	Gold	CID001585	SEMPSA Joyeria Plateria S.A.
254	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM
255	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
256	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
257	Tin	CID002180	Yunnan Tin Company Limited
258	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
259	Gold	CID003153	State Research Institute Center for Physical Sciences and Technology
260	Gold	CID000157	Boliden AB
261	Tin	CID000438	EM Vinto
262	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.
263	Tin	CID002500	Melt Metais e Ligas S.A.
264	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
265	Tin	CID001173	Mineracao Taboca S.A.
266	Tantalum	CID001175	Mineracao Taboca S.A.
267	Tin	CID001182	Minsur
268	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.
269	Tantalum	CID002504	D Block Metals, LLC
270	Tantalum	CID002505	FIR Metals & Resource Ltd.
271	Tin	CID002503	PT ATD Makmur Mandiri Jaya
272	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
273	Tin	CID002773	Metallo Belgium N.V.
274	Tin	CID002774	Metallo Spain S.L.U.
275	Tin	CID001421	Smelter Not Listed
276	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.
277	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
278	Tin	CID002756	Super Ligas
279	Gold	CID002763	8853 S.p.A.
280	Gold	CID002762	L'Orfebre S.A.
281	Gold	CID002761	SAAMP
282	Gold	CID002765	Italpreziosi
283	Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
284	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
285	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
286	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
287	Gold	CID000180	Caridad
288	Gold	CID000185	CCR Refinery - Glencore Canada Corporation
289	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.
290	Gold	CID000401	Dowa
291	Tin	CID000402	Dowa
292	Tin	CID001142	Metallic Resources, Inc.
293	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.
294	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.
295	Tantalum	CID001200	NPM Silmet AS
296	Gold	CID001204	Moscow Special Alloys Processing Plant
297	Tin	CID001458	PT Prima Timah Utama
298	Tin	CID002015	VQB Mineral and Trading Group JSC
299	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)
300	Gold	CID002282	Morris and Watson
301	Gold	CID002563	Kaloti Precious Metals
302	Gold	CID002919	Planta Recuperadora de Metales SpA
303	Gold	CID002918	SungEel HiMetal Co., Ltd.
304	Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.
305	Gold	CID002290	SAFINA A.S.
306	Tantalum	CID002549	H.C. Starck Ltd.
307	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
308	Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG
309	Tantalum	CID002842	Jiangxi Tuohong New Raw Material
310	Gold	CID002872	Pease & Curren
311	Tantalum	CID002557	Global Advanced Metals Boyertown
312	Gold	CID002973	Safimet S.p.A
313	Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.
314	Gold	CID002853	Sai Refinery
315	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO
316	Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)
317	Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)
318	Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)
319	Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)
320	Gold	CID003500	Alexy Metals
321	Gold	CID003540	Sellem Industries Ltd.
322	Gold	CID003557	Metallix Refining Inc.
323	Gold	CID002857	Modeltech Sdn Bhd
324	Tin	CID002858	Modeltech Sdn Bhd
325	Gold	CID003324	QG Refining, LLC
326	Tin	CID003325	Tin Technology & Refining
327	Tin	CID003449	PT Mitra Sukses Globalindo
328	Tungsten	CID003468	Cronimet Brasil Ltda

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
329	Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
330	Gold	CID003529	Sancus ZFS (L’Orfebre, SA)
331	Gold	CID003575	Metal Concentrators SA (Pty) Ltd.
332	Tantalum	CID003583	Yancheng Jinye New Material Technology Co., Ltd.
333	Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.